SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 27, 2012

DESERT HAWK GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7723 North Morton Street, Spokane, WA	99208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 434-8161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On December 27, 2012, the Board of Directors approved corrections to the Amended and Restated 15% Convertible Promissory Notes entered into on July 14, 2010 (the “Amended Notes”) between our company and West C. Street LLC and Ibearhouse, LLC (the “Note Holders”).  These Amended Notes were recently extended for an additional one-year period as disclosed in our report on Form 8-K filed with the Commission on December 3, 2012.  After reviewing the Amended Notes subsequent to that filing, we and the Note Holders mutually determined that the Amended Notes as originally drafted inadvertently contained language which provided that no interest would be paid by us during the extended term of the Amended Notes.  The parties have corrected the last sentence of Section 6(f) of each of the notes to provide that interest would continue to be paid by us during the extended period of the Amended Notes.  Copies of the corrected Amended Notes are included as exhibits to this report.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Amended and Restated 15% Convertible Promissory Note dated July 14, 2010 with West C Street LLC, as corrected
99.2	Amended and Restated 15% Convertible Promissory Note dated July 14, 2010 with Ibearhouse, LLC, as corrected

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date:  December 28, 2012

By  /s/ Robert E. Jorgensen

       Robert E. Jorgensen, CEO

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